MISSISSIPPI GOVERNOR AND CONGRESSMAN BREAK GROUND FOR
SILVERADO GREEN FUEL PROJECT

APRIL 10, 2007 - RED HILLS ECOPLEX, ACKERMAN, MISSISSIPPI

SILVERADO - OTCBB: SLGLF / Frankfurt: SLGL / Berlin: SLGL

Mississippi Governor Haley Barbour and Congressman Roger Wicker joined other state officials yesterday to kick off the Silverado Green Fuel Demonstration Project with a ground-breaking ceremony at the Red Hills EcoPlex site.

Congressman Wicker commented that the project was not just good news for Mississippi, but also for America. “This is a great company that we are partners with now. Silverado knows what they are doing when it comes to mines. They’ve been in business for the better part of four decades. We have a top-flight corporation signing on with the state of Mississippi today, and with cutting-edge technology. We’re going to be state of the art here when it comes to developing the next phase of energy right here in our backyard.”

Governor Haley Barbour stated that, “job creation and economic development is a team sport.” He stated that financial support received thus far from the local government has been essential, and added, “the federal government has been, and will be, an extremely important partner in this.”

The Governor addressed America’s energy independence, and the role of the Silverado Green Fuel Project in that new energy paradigm. “What we need in America to have energy security is more energy,” said Governor Barbour. “What Garry [Anselmo] and his company are going to do is take some of our coal reserves, which are the biggest in the world, and through a hydrothermal process convert it to synthetic gas, which is absolutely clean burning. It is a phenomenon of technology that this company, Silverado, has pursued aggressively, and it is a great part of trying to show America how to become energy independent.

“The decision by Silverado Green Fuel Inc. to locate a demonstration facility at the Red Hills EcoPlex represents an enormous step for the people of Choctaw County as they seek to make use of the abundance of lignite coal in the county,” said Mississippi U.S. Senator Thad Cochran. “I am pleased that Silverado has recognized the value of locating their new facility in Choctaw County. The people of Mississippi are environmentally conscious and are therefore honored to be part of the development of fuel that produces environmentally friendly energy.”

In prepared remarks, Garry Anselmo, Silverado Green Fuel Inc. CEO addressed the projected time schedule for the completion of the plant and the economic impact this project will have in Choctaw County, Mississippi. “Ladies and Gentlemen, we are moving from possibilities to process, and the process is not just a dream. It is about to become a reality,” he said.

The $26 million Silverado Green Fuel Demonstration Project will be located on 14 acres outside Ackerman, Miss., in the Red Hills EcoPlex. It is designed to utilize the state’s vast supply of low-rank coal reserves by converting them into green fuel, a new form of coal-based, environmentally friendly, low-cost, alternative fuel. The facility will create local jobs, sizable capital investment in the local economy, and highlight Mississippi as a national leader in alternative energy clean-coal technologies.

To view the video and photographs of the ground-breaking ceremony for the Silverado-Mississippi Green Fuel Demonstration Project visit this web link: http://www.silveradogreenfuel.com/

Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com. and the parent public corporation, http://www.silverado.com.

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